UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 11, 2006
Service Air Group Inc.
(Exact name of registrant as specified in its charter)
New Jersey	000-30329	22-3719171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5455 Airport Road South, Richmond, B.C. Canada	V7B 1B5
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(604) 722-2147
N/A
(Former name or former address, if changed since last report.)

Item 3.02. Unregistered Sales of Equity Securities

On October 31, 2006, we closed a private placement consisting of 18,000 shares of our common stock, for the price of US$1.00 per share resulting in gross proceeds of US$18,000. US$13,000 of the proceeds was loaned to our Client Company, Service Air Group Inc. (Canada) for general corporate expenses and balance of US$5,000 was used for our own general corporate expenses. The securities were issued to NINE (7) “non-US persons” in reliance on the exemptions provided for by Regulation S promulgated under the United States Securities Act of 1933, as amended. The Subscription agreement with the investors is attached as Exhibit 10.1 to this Form 8-K.

On Dec 08, 2006, we closed a private placement consisting of 4,125,000 shares of our common stock, for the price of US$0.0001 per share resulting in gross proceeds of US$412.50. The securities were issued to ONE (1) “non-US persons” in reliance on the exemptions provided for by Regulation S promulgated under the United States Securities Act of 1933, as amended. The Subscription agreement with the investors is attached as Exhibit 10.1 to this Form 8-K (Note: Paragraph 1.1 has been added twice in the Exhibit-10.1 in Bold to differentiate between the 2 subscriptions and to avoid filing of the same form twice).

Item 9.01. Financial Statements and Exhibits.

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Service Air Group Inc.

By:	/s/ Mohammad Sultan
Mohammad Sultan
CEO

Dated: December 08, 2006